Exhibit 99.1

Orexigen Therapeutics Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2014

- Contrave® net sales total $6.5 million in first 10 weeks of launch

San Diego, CA, February 25, 2015 – Orexigen Therapeutics, Inc. (Nasdaq: OREX) today announced business and financial results for the fourth quarter and year ended December 31, 2014.

“2014 was a transformational year for Orexigen, with the US approval and commercial launch of Contrave® and the positive opinion of the CHMP recommending marketing authorization for Mysimba™,” said Michael Narachi, CEO of Orexigen. “While the U.S. launch is still in its early stages, we are encouraged by the progress so far and by the positive reports we are hearing from Takeda’s field based teams about how the product is being received by health care professionals and their patients.”

Narachi continued: “In 2015 we are focused on the continued success of Contrave in the United States, securing approval for Mysimba in Europe, and taking concrete steps toward commercialization of Contrave/Mysimba in ex-US territories.”

Contrave (naltrexone HCl / bupropion HCl extended release):

Orexigen’s partner for North America, Takeda Pharmaceuticals, launched Contrave in the United States on October 20, 2014. U.S. net sales for the fourth quarter, recorded by Takeda, were $6.5 million, for which Orexigen earned $1.3 million in royalties. Gross sales for the quarter were $12.3 million.

Contrave is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (eg, hypertension, type 2 diabetes mellitus, or dyslipidemia).

Mysimba (naltrexone HCl / bupropion HCl prolonged release):

In Europe, Orexigen is seeking marketing authorization for Mysimba. In December 2014, the European Medicines Agency’s Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion with 31 member states voting in favor and 2 opposed recommending that Mysimba be granted marketing authorization throughout the European Union. The European Commission’s Standing Committee for Medicinal Products will review the draft European Commission (EC) decision to grant marketing authorization for Mysimba during a meeting being held in March.

Financial results for the three months ended December 31, 2014

For the three months ended December 31, 2014, Orexigen reported a net profit of $0.6 million, or $0.00 per share, as compared to a net loss of $21.5 million, or $0.21 per share, for the fourth quarter of 2013.

Total operating expenses for the fourth quarter of 2014 were $20.6 million compared to $21.8 million for the fourth quarter of 2013.

Financial results for the year ended December 31, 2014

For the year ended December 31, 2014, Orexigen reported a net loss of $37.5 million, or $0.32 per share, as compared to a net loss of $77.7 million, or $0.80 per share, for 2013. Total operating expenses for 2014 were $86.1 million compared to $80.6 million for 2013. This overall increase in operating expenses primarily reflects an increase in raw materials, inventory, and manufacturing-related expenses and in stock based compensation expense. The overall increase was partially offset by a decrease in research and development expenses associated with the conduct of the Light Study, the Contrave cardiovascular outcomes trial. While Orexigen is responsible for manufacturing Contrave, Takeda will reimburse Orexigen for manufacturing related costs, including finished goods.

As of December 31, 2014, Orexigen had $104.2 million in cash and cash equivalents and an additional $101.3 million in marketable securities, for a total of $205.5 million.

Conference Call Today at 7:30 a.m. Eastern Time (4:30 a.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the fourth quarter and full year 2014 financial results and recent business highlights. The live call may be accessed by phone by calling (800) 708-4540 (domestic) or (847) 619-6397 (international), participant code 39030980. The webcast can be accessed live on the Investors section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. Orexigen developed Contrave® (naltrexone HCl and bupropion HCl extended-release), which is approved in the United States and is being commercialized there by the company’s North American partner, Takeda Pharmaceuticals. In Europe the drug is being reviewed for marketing authorization under the brand name Mysimba™ (naltrexone HCl/ bupropion HCl prolonged release). Orexigen’s strategy for Contrave is to pursue marketing authorizations worldwide and pharmaceutical partnerships for global commercialization. Further information about the Company can be found at http://www.orexigen.com/.

Important Safety Information for Contrave (naltrexone HCl and bupropion HCl)

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS; AND NEUROPSYCHIATRIC REACTIONS

SUICIDALITY AND ANTIDEPRESSANT DRUGS CONTRAVE is not approved for use in the treatment of major depressive disorder or other psychiatric disorders.

CONTRAVE contains bupropion, the same active ingredient as some other antidepressant medications (including, but not limited to, WELLBUTRIN, WELLBUTRIN SR, WELLBUTRIN XL and APLENZIN). Antidepressants increased the risk of suicidal thoughts and behavior in children, adolescents, and young adults in short-term trials. These trials did not show an increase in the risk of suicidal thoughts and behavior with antidepressant use in subjects over age 24; there was a reduction in risk with antidepressant use in subjects aged 65 and older. In patients of all ages who are started on CONTRAVE, monitor closely for worsening, and for the emergence of suicidal thoughts and behaviors. Advise families and caregivers of the need for close observation and communication with the prescriber. CONTRAVE is not approved for use in pediatric patients.

NEUROPSYCHIATRIC REACTIONS IN PATIENTS TAKING BUPROPION FOR SMOKING CESSATION

Serious neuropsychiatric reactions have occurred in patients taking bupropion for smoking cessation. The majority of these reactions occurred during bupropion treatment, but some occurred in the context of discontinuing treatment. In many cases, a causal relationship to bupropion treatment is not certain, because depressed mood may be a symptom of nicotine withdrawal. However, some of the cases occurred in patients taking bupropion who continued to smoke. Although CONTRAVE is not approved for smoking cessation, observe all patients for neuropsychiatric reactions. Instruct the patient to contact a healthcare provider if such reactions occur.

Contraindications: CONTRAVE is contraindicated in patients with uncontrolled hypertension, seizure disorder, or current or prior diagnosis of anorexia nervosa or bulimia; in patients undergoing abrupt discontinuation of alcohol, benzodiazepines, barbiturates, and antiepileptic drugs; with use of other bupropion-containing products; for use with chronic opioids or opiate agonists (eg, methadone) or partial agonists (eg, buprenorphine) or acute opiate withdrawal; during/within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); in patients with known allergy to any other component of CONTRAVE—anaphylactoid/anaphylactic reactions and Stevens-Johnson syndrome have been reported; in pregnancy.

Warnings and Precautions Suicidal Behavior and Ideation:

All patients being treated with antidepressants for any indication should be monitored appropriately and observed closely for clinical worsening, suicidality, and unusual changes in behavior, especially during the initial few months of a course of drug therapy or at times of dose changes, either increases or decreases. Consider changing the therapeutic regimen or discontinuing in patients whose depression is persistently worse, or who are experiencing emergent suicidality or symptoms of anxiety, agitation, panic attacks, insomnia, irritability, hostility, aggressiveness, impulsivity, akathisia (psychomotor restlessness), hypomania, or mania, especially if these symptoms are severe, abrupt in onset, or were not part of the patient’s presenting symptoms. Alert families and caregivers of patients being treated with antidepressants about the need to monitor patients for the emergence of above mentioned symptoms, as well as the emergence of suicidality, daily and to report such symptoms immediately. Prescriptions for CONTRAVE should be written for the smallest quantity of tablets consistent with good patient management in order to reduce the risk of overdose.

Neuropsychiatric Symptoms and Suicide Risk in Smoking Cessation Treatment: CONTRAVE is not approved for smoking cessation treatment, but serious neuropsychiatric symptoms have been reported in patients taking bupropion for smoking cessation, including changes in mood (including depression and mania), psychosis, hallucinations, paranoia, delusions, homicidal ideation, hostility, agitation, aggression, anxiety and panic, as well as suicidal ideation, suicide attempt, and completed suicide. Observe patients for the occurrence of neuropsychiatric reactions. Instruct patients to contact a healthcare professional if such reactions occur.

Seizures: CONTRAVE can cause seizures. The risk of seizure is dose-related. Discontinue treatment and do not restart CONTRAVE in patients who experience a seizure. Use caution and consider the risk when prescribing CONTRAVE to patients with predisposing factors, clinical situations, and concomitant medications that may lower seizure threshold. Risk of seizure may be minimized by adhering to the recommended dosing schedule and avoiding co-administration with a high-fat meal.

Patients Receiving Opioid Analgesics: CONTRAVE should not be administered to patients receiving chronic opioids. Patients may be vulnerable to opioid overdose and/or precipitated opioid withdrawal.

Increase in Blood Pressure (BP) and Heart Rate (HR): CONTRAVE can cause an increase in systolic BP, diastolic BP, and/or resting HR. Monitor BP and HR especially in patients with cardiac or cerebrovascular disease and/or with controlled hypertension.

Allergic Reactions: Anaphylactoid/anaphylactic reactions and symptoms suggestive of delayed hypersensitivity have been reported in clinical trials with bupropion, as well as rare spontaneous reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock.

Hepatotoxicity: Cases of hepatitis, clinically significant liver dysfunction, and transient asymptomatic hepatic transaminase elevations have been observed with naltrexone exposure. Use of CONTRAVE should be discontinued in the event of symptoms/signs of acute hepatitis.

Activation of Mania: Prior to initiating CONTRAVE, screen patients for history of bipolar disorder and the presence of risk factors for bipolar disorder (eg, family history of bipolar disorder, suicide, or depression).

Angle-Closure Glaucoma: The pupillary dilation that occurs following use of many antidepressant drugs, including bupropion, a component of CONTRAVE, may trigger an angle-closure attack in a patient with anatomically narrow angles who does not have a patent iridectomy.

Use of Antidiabetic Medications: Weight loss may increase the risk of hypoglycemia in patients with type 2 diabetes mellitus treated with insulin and/or insulin secretagogues (eg, sulfonylureas). Monitor blood glucose levels.

Adverse Reactions: Most common adverse reactions (≥5%) include: nausea (32.5%), constipation (19.2%), headache (17.6%), vomiting (10.7%), dizziness (9.9%), insomnia (9.2%), dry mouth (8.1%), and diarrhea (7.1%).

Drug Interactions: Increased risk of hypertensive reactions can occur when CONTRAVE is used concomitantly with MAOIs. Use caution and consider dose reduction of drugs metabolized by CYP2D6 when using with CONTRAVE. Avoid concomitant use with CYP2B6 inducers. Reduce CONTRAVE dose when taken with CYP2B6 inhibitors. Dose CONTRAVE with caution when used with drugs that lower seizure threshold. Use caution and monitor for CNS toxicity when using CONTRAVE concomitantly with dopaminergic drugs (levodopa and amantadine). CONTRAVE can cause false positive urine test results for amphetamines.

Indication

CONTRAVE is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of:

• 30 kg/m2 or greater (obese) or • 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (eg, hypertension, type 2 diabetes mellitus, or dyslipidemia)

Limitations of Use

The effect of CONTRAVE on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of CONTRAVE in combination with other products intended for weight loss, including prescription drugs, over-the-counter drugs, and herbal preparations, have not been established.

Please see full Prescribing Information, including Medication Guide, for Contrave. More information is also available at www.ContraveHCP.com and www.Contrave.com.

Contrave® is a trademark of Orexigen Therapeutics, Inc. registered with the U.S. Patent and Trademark Office.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the success of a U.S. primary care marketing and commercialization of Contrave; and the potential for Mysimba to receive marketing authorization in Europe. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential that the U.S. Contrave marketing and commercialization will not be successful; the possibility that the European Medicine’s Agency determines to not grant marketing authorization to Mysimba Contrave; the possibility that public disclosure of the results of the interim analysis of the Light Study would later be deemed to jeopardize the integrity of ongoing cardiovascular outcomes trials ; additional analysis of the interim results or new data from the continuing Light Study, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with the conclusion that the interim analysis was successful; the potential that the interim analysis may not be predictive of future results in the Light Study or another cardiovascular outcomes trial; the potential for early termination of Orexigen’s North American collaboration agreement with Takeda; the possibility that Orexigen is unable to find a partner for Contrave/Mysimba in territories outside of North America; the final results of the Light Study or another cardiovascular outcomes trial may not support continued approval of Contrave; the therapeutic and commercial value of Contrave; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Source: Orexigen Therapeutics, Inc.

Orexigen Contact:

McDavid Stilwell VP, Corporate Communications and Business Development

(858) 875-8629

Media Contact:

David Walsey, BrewLife

(858) 617-0772

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Collaborative agreement	$21,658	$857	$54,229	$3,428
Royalty revenue	1,292	—	1,292	—

Total revenues	22,950	857	55,521	3,428
Operating expenses:
Research and development	12,966	15,472	57,412	56,748
General and administrative	7,599	6,341	28,639	23,878

Total operating expenses	20,565	21,813	86,051	80,626

Income (Loss) from operations	2,385	(20,956)	(30,530)	(77,198)
Other income (expense):
Interest income	20	8	88	65
Interest expense	(1,798)	(537)	(7,083)	(538)

Total other income (expense)	(1,778)	(529)	(6,995)	(473)

Net income (loss)	$607	$(21,485)	$(37,525)	$(77,671)

Net income (loss) per share-basic and diluted	$0.00	$(0.21)	$(0.32)	$(0.80)

Shares used to compute basic and diluted net income (loss) per share	122,994	101,753	118,240	96,491

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,243	$98,121
Accounts receivable	2,571	77
Investment securities, available-for-sale	101,294	78,875
Inventory	1,198	—
Deferred tax asset	547	—
Prepaid expenses and other current assets	1,473	1,209

Total current assets	211,326	178,282
Property and equipment, net	857	630
Other long-term assets	621	1,032
Restricted cash	177	177

Total assets	$212,981	$180,121

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,243	$4,787
Accrued clinical trial expenses	10,690	7,886
Accrued expenses	6,552	6,751
Deferred revenue, current portion	8,229	3,429

Total current liabilities	29,714	22,853
Long-term convertible debt	83,908	80,031
Deferred revenue, less current portion	76,114	35,143
Deferred tax liabilities	547	—
Other long-term liabilities	354	232
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at December 31, 2014 and December 31, 2013; no shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Common stock, $.001 par value, 300,000,000 shares authorized at December 31, 2014 and December 31, 2013 and; 123,460,598 and 104,970,200 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	123	105
Additional paid-in capital	574,247	556,235
Accumulated other comprehensive loss	(26)	(3)
Accumulated deficit	(552,000)	(514,475)

Total stockholders’ equity	22,344	41,862

Total liabilities and stockholders’ equity	$212,981	$180,121